EXHIBIT 10.101

                              AMENDED AND RESTATED
                          LIMITED PARTNERSHIP AGREEMENT
                                       OF
                      APPLE SUITES REIT LIMITED PARTNERSHIP

         This LIMITED PARTNERSHIP AGREEMENT (the "Partnership Agreement") is made as of September 8, 2000 by and between Apple Suites General, Inc., a Virginia corporation, the general partner ("General Partner"), and Apple Suites LP, Inc., a Virginia corporation, the limited partner ("Limited Partner").

                                  INTRODUCTION

         A. The General Partner and the Limited Partner (collectively, the "Partners") have formed a limited partnership (the "Partnership") pursuant to the provisions of the Virginia Revised Uniform Limited Partnership Act (the "Act"), effective August 30, 1999. The Partners desire to hereby amend and restate the Partnership's Limited Partnership Agreement dated as of August 30, 1999.

         B. The rights, duties and obligations of the Partners shall be governed by the Act except as otherwise provided in this Partnership Agreement. The term "Person," as used herein, means an individual or an entity.

                                    ARTICLE I
                             ORGANIZATIONAL MATTERS

         1.1 NAME. The name of the Partnership is Apple Suites REIT Limited Partnership. The Partnership may trade or transact business under such other names as may be selected by the General Partner.

         1.2 PURPOSE. The Notwithstanding any provision hereof to the contrary, the following shall govern: The nature of the Partnership's business, and of the purposes to be conducted and promoted by the Partnership, are limited solely to the following activities:

             (a) To own, hold, sell, assign, transfer, operate, lease, mortgage, pledge and otherwise deal with those certain parcels of real property listed on Exhibit A hereto, together with all improvements located thereon (collectively, the "Properties");

             (b) To exercise all powers that are enumerated in the Act and are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Partnership as set forth herein.

             The Partnership's activities shall be limited and conducted as necessary to ensure that Apple Suites, Inc., a Virginia corporation and shareholder of each of the Partners ("Apple Suites REIT"), will qualify at all times as a real estate investment trust ("REIT") under sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code").

         1.3 FILINGS.

             (a) The Partnership has filed a certificate of limited partnership with the State Corporation Commission of Virginia pursuant to Section 50-73.11 of the Code of Virginia (the "Certificate").

             (b) The Certificate designates 306 East Main Street, Richmond, Virginia 23219 as the office where records of the Partnership are kept (the "Principal Office"). The Certificate designates Martin B. Richards, Esquire, as the registered agent at the following registered office: c/o McGuire, Woods, Battle & Boothe LLP, One James Center, 901 East Cary Street, Richmond, Virginia 23219

                                   ARTICLE II
          MANAGEMENT, PROHIBITED ACTIVITIES AND SEPARATENESS COVENANTS

         2.1 THE GENERAL PARTNER. The General Partner shall have the sole and exclusive right, duty and power to manage the business of the Partnership, including, without limitation, the right and power to:

             (a) acquire, hold, sell, maintain, encumber, improve, develop or lease the Partnership's property, whether real or personal, and any interest therein on such terms and conditions as the General Partner deems advisable.

             (b) borrow money on behalf of the Partnership, secure any such borrowings with assets of the Partnership, and repay the same at any time or from time to time;

             (c) establish investment accounts for the Partnership and deposit and withdraw funds in or from such accounts;

             (d) assign, compromise or release any claim of, or debt due to, the Partnership;

             (e) institute and defend actions at law or in equity on behalf of the Partnership and consent to arbitrate any disputes or controversies of the Partnership;

             (f) engage and retain accountants, lawyers and other professionals to perform services for the Partnership, and purchase such goods and other services as may be required to conduct the business of the Partnership; and

             (g) enter into such contracts and perform such other acts as may be necessary to further the business of the Partnership.

         2.2 LIMITATIONS ON POWER AND AUTHORITY. Notwithstanding anything to the contrary in this Partnership Agreement, the General Partner's rights, authority and power are subject to and limited by certain provisions of the Bylaws of the Apple Suites REIT (including, without limitation, Article XIII thereof), and actions described in such Bylaws may only be undertaken in compliance with such provisions (including, without limitation, those provisions of Article XIII relating to consents that are required to be obtained).

         2.3. CERTAIN PROHIBITED ACTIVITIES. Notwithstanding any provision hereof to the contrary, the following shall govern:

             (a) The indebtedness of the Partnership shall consist only of a first lien mortgage on the Properties arising from refinancing by First Union National Bank (the "Mortgage"), any other indebtedness permitted under the Mortgage, and normal trade accounts payable in the ordinary course of business. For so long as any obligation secured by the Mortgage remains outstanding and not paid in full, the Partnership shall not incur, assume, or guaranty any indebtedness not permitted hereunder.

             (b) The Partnership shall not consolidate or merge with or into any other entity, or convey or transfer its properties and assets substantially as an entirety to any entity, unless:

                 (i) the entity (if other than the  Partnership)  that is formed upon or that survives such consolidation or merger, or that acquired by conveyance or transfer the properties and assets of the Partnership substantially as an entirety, shall: (A) be organized and existing under the laws of the United States of America or any State or the District of Columbia,
(B) include in its organizational documents the same limitations set forth in this Article II and in Section 2.4 hereof (Separateness Covenants), and (C) expressly assume the due and punctual performance of the Partnership's obligations; and

                 (ii) immediately after giving effect to such transaction, no default or event of default under any agreement to which the Partnership is a party shall have been committed and be continuing.

             (c) For so long as any obligation secured by the Mortgage remains outstanding and not paid in full, the Partnership shall not voluntarily commence a case with respect to itself, as debtor, under the Federal Bankruptcy Code or any similar federal or state statute without the unanimous consent of the Partners. For so long as any obligation secured by the Mortgage remains outstanding and not paid in full, no material amendment to this Partnership Agreement may be made without the prior approval of the mortgagee holding the Mortgage.

         2.4 SEPARATENESS COVENANTS. Notwithstanding any provision hereof to the contrary, the following shall govern: For so long as any obligation secured by the Mortgage remains outstanding and not paid in full, in order to preserve and ensure the Partnership's separate and distinct identity, in addition to the other provisions set forth in this Partnership Agreement, the Partnership shall conduct its affairs in accordance with the following provisions:

             (a) It shall establish and maintain an office through which its business shall be conducted separate and apart from those of its Partners and any affiliate and shall allocate fairly and reasonably any overhead for shared office space.

             (b) It shall maintain separate corporate records and books of account from those of its Partners and any affiliate.

             (c) All actions by the Partnership shall be authorized by the General Partner who shall observe all necessary formalities in connection with such authorization. The General Partner's Board of Directors and the Limited Partner's Board of Directors each shall include at least one individual who is an Independent Director.

             (d) It shall not commingle assets with those of its Partners and any affiliate.

             (e) It shall conduct its own business in its own name.

             (f) It shall maintain financial statements separate from its Partners and any affiliate.

             (g) It shall pay any liabilities out of its own funds, including salaries of any employees, not funds of its Partners or any affiliate.

             (h) It shall maintain an arm's length relationship with its Partners and any affiliate.

             (i) It shall not guarantee or become obligated for the debts of any other entity, including its Partners or any affiliate or hold out its credit as being available to satisfy the obligations of others.

             (j) It shall use stationery, invoices and checks separate from its Partners and any affiliate.

             (k) It shall not pledge its assets for the benefit of any other entity, including its Partners and any affiliate.

             (l) It shall hold itself out as an entity separate from its Partners and any affiliate.

             (m) It shall not make any loans or advances to any third party (including any affiliate).

             (n) It shall comply with its obligations under the agreements and instruments evidencing the Mortgage.

         2.5 DEFINITIONS. For purpose of this Article II, the following terms shall have the indicated meanings:

             (a) "Independent Director" means, with respect to any Partner that is a corporation (a "Corporate Partner") a duly appointed member of the Board of Directors of the Corporate Partner who has not been at any time during the five
(5) years preceding his or her
initial appointment, and shall not be at any time while serving as Independent Director, any of the following:

                 (i) a shareholder, director (other than in his or her capacity as an Independent Director), officer or employee of the Corporate Partner or its shareholders, or any affiliate of any of the foregoing;

                 (ii) a shareholder, director, officer, employee, partner, or member of any customer of, or a supplier or service provider (including professionals) to, or other person who derives more than ten percent (10%) of its purchases, revenues, compensation, or other financial remuneration from its activities with, the Corporate Partner, its shareholders or any affiliate of any of the foregoing, or any person or entity who otherwise is financially dependent upon an officer, director, or employee of the Corporate Partner or its shareholders, or any family member (by blood or marriage) of any such officer, director, or employee, or a business entity owned or controlled by any of the foregoing;

                 (iii) a person or other entity controlling or under common control with any shareholder, director, officer, employee, customer or supplier of the Corporate Partner; or

                 (iv) a member of the immediate family of any individual described in clause (1), (2) or (3) above.

             (b) "affiliate" means, with respect to a specified person or entity:

                 (i) any person or entity directly or indirectly owning, controlling or holding with power to vote ten percent (10%) or more of the outstanding voting securities or interests of the specified entity;

                 (ii) any person or entity ten percent (10%) or more of whose outstanding voting securities or interests are directly or indirectly owned, controlled or held with power to vote by the specified person or entity;

                 (iii) any person or entity directly or indirectly controlling, controlled by or under common control with the specified person or entity;

                 (iv) any officer, director or partner of the specified person or entity;

                 (v) if the specified person or entity is an officer, director or partner, any company for which the specified person or entity acts in any such capacity; and

                 (vi) any close relative or spouse of the specified person.

             (c) "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through ownership of voting securities, by contract or otherwise.

             (d) "person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

                                   ARTICLE III
                                LIMITED PARTNERS

         3.1  PARTICIPATION  IN  MANAGEMENT.   The  Limited  Partner  shall  not
participate in the management or control of the business of the Partnership, and shall have no power to sign for or bind the Partnership.

                                   ARTICLE IV
                   CAPITAL; PROFITS AND LOSSES; DISTRIBUTIONS

         4.1 CAPITAL CONTRIBUTIONS. Each of the Partners has contributed to the capital of the Partnership the property set forth on Exhibit B hereto. The Partners shall not be required to make any additional capital contributions except as required by law, but the Partners may make such additional contributions of cash or property as they may mutually agree. No Partner shall have any right to require the return of all or any part of its capital, or to receive interest with respect thereto.

         4.2 CAPITAL ACCOUNTS. A separate capital account ("Capital Account") shall be maintained for each Partner. The value of each Capital Account shall be the sum of the cash contributions to the account, the agreed upon value of contributions of property to the account and the share of Partnership profits allocated to the account, less all distributions made from the account and the share of Partnership losses allocated to the account.

         4.3 PROFITS AND LOSSES. The net profits and net losses of the Partnership for any period (except for the profits and losses upon dissolution) shall be credited or charged to the Capital Accounts of the Partners in the percentages set forth on Exhibit B under the heading "Partners Percentages," as the same may be amended from time to time (the "Partners Percentages").

         4.4  DISTRIBUTIONS.  Any cash  which,  in the  opinion  of the  General
Partner, is not reasonably required for the operation of the business of the Partnership or for Partnership reserves (other than amounts distributed upon dissolution) shall be distributed to the Partners in accordance with the Partners Percentages not less frequently than each calendar quarter. Other distributions of assets may be made form time to time in the same manner.

         4.5 REIT DISTRIBUTIONS. Notwithstanding anything to the contrary in this Partnership Agreement, the General Partner shall cause the Partnership to distribute amounts sufficient to enable the Apple Suites REIT to pay dividends to shareholders so that the Apple Suites REIT will (a) meet the distribution requirements for qualification as a REIT as set forth in

Section 857(a)(i) of the Code; and (b) avoid any Federal income or excise tax liability imposed by the Code.

         4.6  LOANS.  A loan  by a  Partner  to  the  Partnership  shall  not be
considered  a  capital   contribution  and  shall  be  repaid  as  debt  of  the
Partnership.

                                    ARTICLE V
                                 INDEMNIFICATION

         5.1 REQUIREMENT. The Partnership shall indemnify each Partner, and each director and officer of a Partner (an "Indemnified Person"), against any and all liabilities and expenses (including but not limited to reasonable legal fees and costs) arising directly or indirectly from any action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, and whether formal or informal, that is brought or threatened against an Indemnified Person solely because such Indemnified Person served as a Partner or as a director or officer of a Partner, or served at the request of the Partnership as a fiduciary for an employee benefit plan or other plan related to the business of the Partnership. Notwithstanding the foregoing, the Partnership shall not be required to indemnify a Partner, or a director or officer of a Partner, against any liabilities or expenses arising from any breach of this Partnership Agreement, willful misconduct or knowing violation of law.

         5.2 RELATED ACTIONS. The Partnership shall promptly make advances or reimbursements for reasonable expenses (including but not limited to reasonable legal fees and costs) incurred by a Partner, or a director or officer of a Partner, claiming indemnification under this Article unless it has been determined that such Partner, director or officer is not entitled to indemnification. Advances or reimbursements made prior to such determination shall be conditioned upon the Partnership's receipt of a written undertaking by the Partner, director or officer claiming indemnification to repay the amount of such advances or reimbursements if it is ultimately determined that such Partner, director or officer is not entitled to indemnification.

         5.3 MANDATORY SUBORDINATION. Notwithstanding any provision hereof to the contrary, the following shall govern: Any indemnification shall be fully subordinated to any obligations respecting the Properties and shall not constitute a claim against the Partnership in the event that cash flow is insufficient to pay such obligations.

                                   ARTICLE VI
                              EVENTS OF DISSOLUTION

         6.1 EVENTS OF DISSOLUTION. The Partnership shall only be dissolved:

             (a) upon the election of the General Partner;

             (b) at such time as there is no General Partner serving unless, within ninety (90) days, the Limited Partner consents to continue the business of the Partnership and appoints one or more General Partners;

             (c) upon automatic cancellation of the certificate of limited partnership for failure to pay annual registration fees, unless steps are taken promptly to obtain reinstatement; or

             (d) by judicial decree.

                                   ARTICLE VII
                     DISSOLUTION, WINDING UP AND TERMINATION

         7.1 GENERAL. Upon dissolution without continuation, the business of the Partnership shall be wound up by the General Partner or, if there is no General Partner, by a representative designated by the Limited Partner (either of which or whom is hereinafter referred to as the "Liquidating Representative"). The Liquidating Representative shall proceed with reasonable promptness to liquidate the business and assets of the Partnership and may determine whether, and to which Partners, properties should be distributed in kind. Partnership assets shall be distributed in the following order:

             (a) to creditors of the Partnership, including Partners who are creditors, in the order of priority provided by law or contract;

             (b) to the creation of such reserves for contingencies as the Liquidating Representative may deem necessary or advisable;

             (c) to the Limited Partner to the extent of its contribution to capital;

             (d) to the General Partner to the extent of its contribution to capital;

             (e) to the Partners, General and Limited, according to their Capital Account balances, after all adjustments.

                                  ARTICLE VIII
                                  MISCELLANEOUS

         8.1 BOOKS OF ACCOUNT AND RECORDS. The Partnership shall keep complete books of account at the Principal Office and such books shall be open to examination by the Partners, the Apple Suites REIT and the authorized representatives of each of them during normal business hours. The books shall be kept on a cash or accrual basis, as determined by the General Partner.

         8.2 TAX COMPLIANCE. Notwithstanding anything to the contrary contained in this Partnership Agreement, all actions taken in the conduct of the business of the Partnership, or on its dissolution, shall comply with the provisions of
Section 704 of the Code and the Regulations thereunder. The General Partner shall be the "Tax Matters Partner" required by the Code.

         8.3 POWER OF ATTORNEY. The Limited Partner hereby appoints the General Partner as its attorney-in-fact, or agent, to execute, acknowledge, deliver and file in its name any document required by law to be filed by the Partnership or the Limited Partner with any governmental body or agency. Any such appointment is a special power, coupled with an interest, and shall remain in effect as long as the Partner granting it has any interest in the Partnership or remains responsible for any obligations under this Partnership Agreement.

         8.4 COUNTERPARTS. This Partnership Agreement may be executed in counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

         8.5 AMENDMENTS. This Partnership Agreement may be amended only with the written consent of the General Partner and the Limited Partner.

         8.6 THIRD PARTIES; SUCCESSORS AND ASSIGNS. The agreements contained herein are for the benefit of the parties hereto and their permitted successors and assigns and are not for the benefit of any third parties, such as, without limitation, creditors of the Partnership.

         8.7 HEADINGS. The section headings in this Partnership Agreement are included for convenience only and shall not affect the interpretation of this Partnership Agreement.

         8.8 INTERPRETATION. This Partnership Agreement is executed and delivered in the Commonwealth of Virginia and shall be construed and enforced in accordance with its laws, without regard to any choice of law rules to the contrary.

       [Remainder of Page is Blank. Signatures Appear on Following Page]

WITNESS the following signatures:


General Partner:                              APPLE SUITES GENERAL, INC.

                                              By: /s/ Stanley J. Olander, Jr.
                                                  ------------------------------
                                                  Stanley J. Olander, Jr.
                                                  Secretary


Limited Partner:                              APPLE SUITES LP, INC.

                                              By: /s/ Stanley J. Olander, Jr.
                                                  ------------------------------
                                                  Stanley J. Olander, Jr.
                                                  Secretary

                                    EXHIBIT A
                              (LIST OF PROPERTIES)

The Properties consist of those real properties, together with all improvements thereon, that are located at the following addresses (and that are more fully described in agreements and instruments evidencing the Mortgage):

Dallas-Addison Homewood Suites
4451 Beltline Road
Addison, TX  75244

Dallas-Irving/Las Colinas Homewood Suites
4300 Wingren Drive
Irving, TX  75039

North Dallas-Plano Homewood Suites
4705 Old Sheppard Place
Plano, TX  75093

                                    Exhibit B
                             (Capital Contributions)

                           Name and                           Capital                   Partners
                           Business Address                   Contributions             Percentages
                           ----------------                   ------------              -----------
GENERAL PARTNER:           Apple Suites General, Inc.          $1.00                     1%
                           9 North Third Street
                           Richmond, Virginia  23219

LIMITED PARTNER:           Apple Suites LP, Inc.              $99.00                    99%
                           9 North Third Street
                           Richmond, Virginia  23219